Exhibit 99.1

NRG Yield, Inc. Closes Acquisition of Largest Wind Farm in North America

PRINCETON, NJ; August 12, 2014 — NRG Yield, Inc. (NYSE: NYLD) has completed its acquisition of the Alta Wind facility located in Tehachapi, California from Terra-Gen Power LLC for $870 million, plus the assumption of $1.6 billion of non-recourse project financings and subject to customary working capital adjustments. The acquisition, which totals 947 megawatts of operating wind capacity, also includes a portfolio of land leases associated with the Alta Wind facility.

“Completing this acquisition of North America’s largest wind facility not only showcases our ability to compete for and close deals for premier assets, it also underscores our commitment to carbon-free generation that will help accelerate the movement to a clean energy future,” said David Crane, NRG Yield’s Chairman and Chief Executive Officer. “We welcome Alta Wind to our portfolio of contracted assets that contribute to visible dividend growth for our investors while supporting our sustainability goals by providing clean electricity from wind generation for tens of thousands of American homes.”

Updating Financial Guidance(1):

As a result of the completed acquisition, NRG Yield is raising its full-year 2014 Adjusted EBITDA guidance to $455 million, from $410 million, and Cash Available for Distribution (CAFD) guidance to $145 million, from $140 million.

The Company is also reaffirming that the acquisition is expected by 2016 to increase both annual run-rate Adjusted EBITDA by approximately $220 million and CAFD by approximately $70 million (before debt service associated with acquisition financing).

About NRG Yield

NRG Yield owns a diversified portfolio of contracted renewable, conventional generation and thermal infrastructure assets in the U.S., including fossil fuel, solar and wind power generation facilities that provide the capacity to support more than one million American homes and businesses. Our thermal infrastructure assets provide steam, hot water and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in multiple locations. NRG Yield is traded on the New York Stock Exchange under the symbol NYLD. Visit nrgyield.com for more information.

Safe Harbor Disclosure

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as “expect,” “estimate,” “should,” “anticipate,” “forecast,” “plan,” “guidance,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements about NRG Yield’s future revenues, income, indebtedness, capital

(1)  See Appendix Table 1 for Reg G reconciliation of Adjusted EBITDA and CAFD guidance.

structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG Yield believes that the expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure of NRG Energy, Inc. to ultimately offer assets to us that have been identified eligible for acquisition, our ability to consummate future acquisitions, our ability to enter into new contracts as existing contracts expire, and our ability to maintain and grow our quarterly dividends.

NRG Yield undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings with the Securities and Exchange Commission at www.sec.gov.

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Contacts:

Media:	Investors:
Karen Cleeve	Chad Plotkin
609.524.4608	609.524.4526

Daniel Keyes
609.524.4527

Appendix Table 1: Adjusted EBITDA and CAFD Guidance Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and CAFD and provides a reconciliation to income before tax expense:

(dollars in millions)	2014 Full Year
Income before tax expense	117
Adjustments to net income to arrive at Adjusted EBITDA:
Depreciation and amortization	131
Interest expense, net	157
Adjustment to reflect pro-rata Adjusted EBITDA from unconsolidated affiliates	50
Adjusted EBITDA	455
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(73)
Cash distributions from unconsolidated affiliates	43
Cash interest paid(2)	(131)
Maintenance capital expenditures	(17)
Change in other assets	(15)
Principal amortization of indebtedness(2)	(117)
Estimated Cash Available for Distribution	145

(2)  Cash interest paid and principal amortization of indebtedness have been adjusted by $6.7 million and $1.7 million, respectively, reflecting working capital adjustments for the purchase of the Alta Wind facility.

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG Yield’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG Yield considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                  Other companies in this industry may calculate EBITDA differently than NRG Yield does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG Yield’s business. NRG Yield compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG Yield considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG Yield may incur expenses similar to the adjustments in this news release.

Cash available for distribution is adjusted EBITDA plus cash dividends from unconsolidated affiliates, less maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness and changes in others assets. Management believes cash available for distribution is a relevant supplemental measure of NRG Yield’s ability to earn and distribute cash returns to investors.